Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe
408-536-4416
ir@adobe.com
Public Relations Contact
Dan Berthiaume
Adobe
408-536-2584
dberthia@adobe.com

FOR IMMEDIATE RELEASE
Adobe Reports Record Revenue
Digital Experience Subscription Revenue Grows 25 Percent Year-Over-Year in Q3

SAN JOSE, Calif. - September 13, 2018 - Adobe (Nasdaq:ADBE) today reported strong financial results for its third quarter fiscal year 2018 ended August 31, 2018.

Financial Highlights

•	Adobe achieved record quarterly revenue of $2.29 billion in its third quarter of fiscal year 2018, which represents 24 percent year-over-year revenue growth.

•	Diluted earnings per share was $1.34 on a GAAP-basis, and $1.73 on a non-GAAP basis.

•
Digital Media segment revenue was $1.61 billion, with Creative revenue growing to $1.36 billion and Document Cloud achieving record revenue of $249 million, which represents 21 percent year-over-year growth.

•
Digital Media Annualized Recurring Revenue (“ARR”) grew to $6.40 billion exiting the quarter, a quarter-over-quarter increase of $339 million. Creative ARR grew to $5.66 billion, and Document Cloud ARR grew to $744 million.

•	Digital Experience segment revenue was $614 million, which represents 21 percent year-over-year growth. Digital Experience subscription revenue grew 25 percent year-over-year in the quarter.

•	Operating income grew 32 percent and net income grew 59 percent year-over-year on a GAAP-basis; operating income grew 32 percent and net income grew 57 percent year-over-year on a non-GAAP basis.

•	Cash flow from operations was $955 million, and deferred revenue grew 23 percent year-over-year to approximately $2.71 billion.

•	Adobe repurchased approximately 2.9 million shares during the quarter, returning $714 million of cash to stockholders.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.
Executive Quotes

"Adobe continues to inspire creativity and drive business transformation as reflected in our record Q3 results," said Shantanu Narayen, president and CEO, Adobe. "Students, creatives, enterprises and governments trust Creative Cloud, Document Cloud and Experience Cloud to create and deliver the transformative digital experiences required to compete today."

“Our strong momentum continued into the second half of fiscal 2018 as Adobe delivered another quarter of sustained revenue growth, strong earnings and cash flow of nearly $1 billion," said John Murphy, executive vice president and CFO, Adobe.

Adobe to Webcast Earnings Conference Call
Adobe will webcast its third quarter fiscal year 2018 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides, financial targets and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to business momentum, our market opportunity, revenue, annualized recurring revenue, non-operating other expense, tax rate on a GAAP and non-GAAP basis, earnings per share on a GAAP and non-GAAP basis, and share count, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, acquire, market and offer products and services that meet customer requirements, failure to compete effectively, introduction of new technology, complex sales cycles, risks related to the timing of revenue recognition from our subscription offerings, fluctuations in subscription renewal rates, risks associated with cyber-attacks, potential interruptions or delays in hosted services provided by us or third parties, information security and privacy, failure to realize the anticipated benefits of past or future acquisitions, changes in accounting principles and tax regulations, uncertainty in the financial markets and economic conditions in the countries where we operate, and other various risks associated with being a multinational corporation. For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2017 ended Dec. 1, 2017, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2018.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended August 31, 2018, which Adobe expects to file in September 2018.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe

Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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© 2018 Adobe Systems Incorporated. All rights reserved. Adobe, Adobe Document Cloud, Adobe Experience Cloud, Creative Cloud, and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2018	September 1, 2017	August 31, 2018	September 1, 2017
Revenue:
Subscription	$2,021,505	$1,570,336	$5,737,994	$4,437,882
Product	149,127	158,961	471,728	513,891
Services and support	120,444	111,777	355,661	343,137
Total revenue	2,291,076	1,841,074	6,565,383	5,294,910

Cost of revenue:
Subscription	199,157	168,915	550,197	452,830
Product	11,454	11,709	35,110	41,530
Services and support	84,881	82,298	250,431	245,259
Total cost of revenue	295,492	262,922	835,738	739,619

Gross profit	1,995,584	1,578,152	5,729,645	4,555,291

Operating expenses:
Research and development	398,957	315,555	1,121,854	900,033
Sales and marketing	670,084	550,093	1,897,256	1,623,488
General and administrative	184,063	147,402	532,543	455,139
Amortization of purchased intangibles	23,874	19,428	58,169	57,876
Total operating expenses	1,276,978	1,032,478	3,609,822	3,036,536

Operating income	718,606	545,674	2,119,823	1,518,755

Non-operating income (expense):
Interest and other income (expense), net	1,608	13,539	29,879	25,899
Interest expense	(21,107)	(18,809)	(61,369)	(55,286)
Investment gains (losses), net	2,251	975	6,326	5,261
Total non-operating income (expense), net	(17,248)	(4,295)	(25,164)	(24,126)
Income before income taxes	701,358	541,379	2,094,659	1,494,629
Provision for income taxes	35,067	121,810	182,125	302,224
Net income	$666,291	$419,569	$1,912,534	$1,192,405
Basic net income per share	$1.36	$0.85	$3.89	$2.41
Shares used to compute basic net income per share	490,025	493,426	491,336	494,138
Diluted net income per share	$1.34	$0.84	$3.84	$2.38
Shares used to compute diluted net income per share	496,866	500,398	498,587	501,060

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	August 31, 2018	December 1, 2017
ASSETS

Current assets:
Cash and cash equivalents	$1,747,144	$2,306,072
Short-term investments	3,197,326	3,513,702
Trade receivables, net of allowances for doubtful accounts of $12,034 and $9,151, respectively	1,044,507	1,217,968
Prepaid expenses and other current assets	311,936	210,071
Total current assets	6,300,913	7,247,813

Property and equipment, net	1,019,260	936,976
Goodwill	7,136,853	5,821,561
Purchased and other intangibles, net	669,476	385,658
Deferred income taxes	85,297	—
Other assets	183,821	143,548
Total assets	$15,395,620	$14,535,556

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$145,566	$113,538
Accrued expenses	1,020,047	993,773
Income taxes payable	11,222	14,196
Deferred revenue	2,615,192	2,405,950
Total current liabilities	3,792,027	3,527,457

Long-term liabilities:
Debt	1,874,654	1,881,421
Deferred revenue	92,182	88,592
Income taxes payable	622,411	173,088
Deferred income taxes	—	279,941
Other liabilities	152,421	125,188
Total liabilities	6,533,695	6,075,687

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	5,549,322	5,082,195
Retained earnings	11,137,357	9,573,870
Accumulated other comprehensive income (loss)	(128,048)	(111,821)
Treasury stock, at cost (111,827 and 109,572, respectively), net of reissuances	(7,696,767)	(6,084,436)
Total stockholders’ equity	8,861,925	8,459,869
Total liabilities and stockholders’ equity	$15,395,620	$14,535,556

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	August 31, 2018	September 1, 2017
Cash flows from operating activities:
Net income	$666,291	$419,569
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	86,890	82,319
Stock-based compensation	159,039	117,042
Unrealized investment (gains) losses, net	(1,613)	(643)
Changes in deferred revenue	33,525	129,872
Changes in other operating assets and liabilities	11,172	(43,723)
Net cash provided by operating activities	955,304	704,436

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	163,229	21,215
Purchases of property and equipment	(63,558)	(54,238)
Purchases and sales of long-term investments, intangibles and other assets, net	(1,578)	(3,791)
Acquisitions, net of cash	(1,618,427)	—
Net cash used for investing activities	(1,520,334)	(36,814)

Cash flows from financing activities:
Purchases of treasury stock	(750,000)	(300,000)
Proceeds from treasury stock reissuances, net of taxes paid related to net share settlement of equity awards	78,656	82,117
Repayment of capital lease obligations	(317)	(416)
Net cash used for financing activities	(671,661)	(218,299)
Effect of exchange rate changes on cash and cash equivalents	(4,151)	8,277
Net increase (decrease) in cash and cash equivalents	(1,240,842)	457,600
Cash and cash equivalents at beginning of period	2,987,986	1,316,950
Cash and cash equivalents at end of period	$1,747,144	$1,774,550

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	August 31, 2018	September 1, 2017	June 1, 2018
Operating income:

GAAP operating income	$718,606	$545,674	$698,484
Stock-based and deferred compensation expense	161,094	117,968	146,773
Amortization of purchased intangibles	44,815	36,655	32,378
Non-GAAP operating income	$924,515	$700,297	$877,635

Net income:

GAAP net income	$666,291	$419,569	$663,167
Stock-based and deferred compensation expense	161,094	117,968	146,773
Amortization of purchased intangibles	44,815	36,655	32,378
Investment (gains) losses, net	(2,251)	(975)	(1,079)
Income tax adjustments	(10,185)	(24,146)	(15,812)
Non-GAAP net income	$859,764	$549,071	$825,427

Diluted net income per share:

GAAP diluted net income per share	$1.34	$0.84	$1.33
Stock-based and deferred compensation expense	0.32	0.24	0.29
Amortization of purchased intangibles	0.09	0.07	0.06
Income tax adjustments	(0.02)	(0.05)	(0.02)
Non-GAAP diluted net income per share	$1.73	$1.10	$1.66

Shares used in computing diluted net income per share	496,866	500,398	498,252

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.

Adobe’s management believes it is useful for itself and investors to review, as applicable, both GAAP information as well as non-GAAP measures, which may exclude items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses, the related tax impact of all of these items, income tax adjustments, and the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Adobe uses these non-GAAP measures in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods. Whenever such a non-

GAAP measure is used, Adobe provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.